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                              INTERIM TRUST AGREEMENT

                                     between

                                SLM FUNDING LLC,
                                as the Depositor

                                       and

                            CHASE MANHATTAN BANK USA,
                              NATIONAL ASSOCIATION,
                    not in its individual capacity but solely
                     as the Interim Eligible Lender Trustee

                           Dated as of October 1, 2003

================================================================================


                               TABLE OF CONTENTS

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ARTICLE I         Definitions and Usage...................................................................     1

ARTICLE II        Appointment of Interim Eligible Lender Trustee..........................................     1
     SECTION 2.1  Appointment of Interim Eligible Lender Trustee..........................................     1
     SECTION 2.2  Declaration of Trust....................................................................     2
     SECTION 2.3  Title to Interim Trust Loans............................................................     2

ARTICLE III       Representations and Warranties of the Depositor.........................................     2

ARTICLE IV        Authority and Duties of Interim Eligible Lender Trustee.................................     3
     SECTION 4.1  General Authority.......................................................................     3
     SECTION 4.2  General Duties..........................................................................     3
     SECTION 4.3  No Duties Except as Specified in this Agreement.........................................     3
     SECTION 4.4  No Action Except Under Specified Documents..............................................     3
     SECTION 4.5  Restrictions............................................................................     3

ARTICLE V         Concerning the Interim Eligible Lender Trustee..........................................     4

     SECTION 5.1  Acceptance of Trust and Duties..........................................................     4
     SECTION 5.2  Representations and Warranties..........................................................     4
     SECTION 5.3  Not Acting in Individual Capacity.......................................................     5
     SECTION 5.4  Interim Eligible Lender Trustee Not Liable for the Interim Trust Loans..................     5

ARTICLE VI        Compensation of Interim Eligible Lender Trustee.........................................     5

ARTICLE VII       Termination of Interim Trust Agreement..................................................     6

ARTICLE VIII      Successor Interim Eligible Lender Trustees..............................................     6
     SECTION 8.1  Eligibility Requirements for Interim Eligible Lender Trustee............................     6
     SECTION 8.2  Resignation or Removal of Interim Eligible Lender Trustee...............................     6
     SECTION 8.3  Successor Interim Eligible Lender Trustee...............................................     7
     SECTION 8.4  Merger or Consolidation of Interim Eligible Lender Trustee..............................     7

ARTICLE IX        Miscellaneous...........................................................................     8
     SECTION 9.1  Supplements and Amendments..............................................................     8
     SECTION 9.2  Notices.................................................................................     9
     SECTION 9.3  Severability............................................................................     9
     SECTION 9.4  Separate Counterparts...................................................................     9
     SECTION 9.5  Successors and Assigns..................................................................     9
     SECTION 9.6  Headings................................................................................     9
     SECTION 9.7  Governing Law...........................................................................     9

                            INTERIM TRUST AGREEMENT

         INTERIM TRUST AGREEMENT (the "Agreement"), dated as of October 1, 2003, between SLM FUNDING LLC, a Delaware limited liability company (the "Depositor"), and CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Interim Eligible Lender Trustee (the "Interim Eligible Lender Trustee").

         WHEREAS, the Depositor is a limited liability company established for the purpose of purchasing Loans from the Student Loan Marketing Association, among others, for immediate resale to special purpose trusts established for the purpose of financing the purchase of such Loans;

         WHEREAS, the Depositor has entered into the Purchase Agreement with the Student Loan Marketing Association and the Sale Agreement with SLM Student Loan Trust 2003-11 for the purpose of effecting such a purchase and resale; and

         WHEREAS, the Interim Eligible Lender Trustee is an "eligible lender" within the meaning of Section 435(d) of the Higher Education Act and is willing to hold legal title to such Loans (collectively, the "Interim Trust Loans") on behalf and for the benefit of the Depositor.

         NOW, THEREFORE, the Depositor and the Interim Eligible Lender Trustee hereby agree as follows:

                                   ARTICLE I

                              DEFINITIONS AND USAGE

         Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

                                   ARTICLE II

                 APPOINTMENT OF INTERIM ELIGIBLE LENDER TRUSTEE

         SECTION 2.1 APPOINTMENT OF INTERIM ELIGIBLE LENDER TRUSTEE. The Depositor hereby appoints the Interim Eligible Lender Trustee, effective as of the date hereof, as trustee, to have all the rights, powers and duties set forth herein, including, without limitation:

         a. To hold legal title to the Interim Trust Loans on behalf and for the benefit of the Depositor;

         b. To enter into and perform its obligations as the Interim Eligible Lender Trustee under the Purchase Agreement, the Sale Agreement and this Agreement; and

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

         c. To engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         SECTION 2.2 DECLARATION OF TRUST. The Interim Eligible Lender Trustee hereby declares that it will hold the Interim Trust Loans in trust upon and subject to the conditions set forth herein for the use and benefit of the Depositor, subject to the obligations of the Interim Eligible Lender Trustee under the Purchase Agreement and the Sale Agreement. Effective as of the date hereof, the Interim Eligible Lender Trustee shall have all rights, powers and duties set forth herein with respect to accomplishing the purposes of this Agreement.

         SECTION 2.3 TITLE TO INTERIM TRUST LOANS. Legal title to all of the Interim Trust Loans shall be vested at all times in the Interim Eligible Lender Trustee on behalf of and for the benefit of the Depositor.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

         The Depositor hereby represents and warrants to the Interim Eligible Lender Trustee that:

         1. It is duly organized and validly existing as a Delaware limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

         2. It has all necessary power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary action.

         3. This Agreement constitutes a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally and subject to general principles of equity.

         4. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of formation or limited liability company operating agreement of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than as

                                       2
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                  contemplated by the Basic Documents); nor violate any law or any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

                                   ARTICLE IV

             AUTHORITY AND DUTIES OF INTERIM ELIGIBLE LENDER TRUSTEE

         SECTION 4.1 GENERAL AUTHORITY. The Interim Eligible Lender Trustee is authorized and directed to execute and deliver the Purchase Agreement, the Sale Agreement and this Agreement and each certificate or other document attached as an exhibit to or contemplated by such agreements, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Interim Eligible Lender Trustee's execution thereof. The Interim Eligible Lender Trustee is also authorized and directed on behalf and for the benefit of the Depositor to acquire and hold legal title to the Interim Trust Loans and to take all actions required of the Interim Eligible Lender Trustee pursuant to the Purchase Agreement, the Sale Agreement and this Agreement.

         SECTION 4.2 GENERAL DUTIES. It shall be the duty of the Interim Eligible Lender Trustee to discharge (or cause to be discharged) all its responsibilities as the Interim Eligible Lender Trustee pursuant to the terms of the Purchase Agreement, the Sale Agreement and this Agreement.

         SECTION 4.3 NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT. The Interim Eligible Lender Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, service, dispose of or otherwise deal with the Interim Trust Loans, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Interim Eligible Lender Trustee is a party, except as expressly provided by the terms of the Purchase Agreement, the Sale Agreement or this Agreement; and no implied duties or obligations shall be read into this Agreement, the Purchase Agreement or the Sale Agreement against the Interim Eligible Lender Trustee.

         SECTION 4.4 NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS. The Interim Eligible Lender Trustee shall not otherwise deal with the Interim Trust Loans except in accordance with the powers granted to and the authority conferred upon the Interim Eligible Lender Trustee pursuant to this Agreement, the Purchase Agreement and the Sale Agreement.

         SECTION 4.5 RESTRICTIONS. The Interim Eligible Lender Trustee shall not take any action that is inconsistent with the purposes of the Trust set forth in the Basic Documents.

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                                    ARTICLE V

                 CONCERNING THE INTERIM ELIGIBLE LENDER TRUSTEE

         SECTION 5.1 ACCEPTANCE OF TRUST AND DUTIES. The Interim Eligible Lender Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to such trust but only upon the terms of this Agreement. The Interim Eligible Lender Trustee shall not be answerable or accountable hereunder or under the Purchase Agreement or the Sale Agreement under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in
Section 5.2 expressly made by the Interim Eligible Lender Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

         1. The Interim Eligible Lender Trustee shall not be liable for any error of judgment made by a responsible officer of the Interim Eligible Lender Trustee.

         2. No provision of this Agreement, the Purchase Agreement or the Sale Agreement shall require the Interim Eligible Lender Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under the Purchase Agreement or the Sale Agreement, if the Interim Eligible Lender Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

         3. The Interim Eligible Lender Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Interim Trust Loans or for or in respect of the validity or sufficiency of the Purchase Agreement or the Sale Agreement.

         SECTION 5.2 REPRESENTATIONS AND WARRANTIES. The Interim Eligible Lender Trustee hereby represents and warrants to the Depositor that:

         1. It is duly organized and validly existing in good standing under the laws of its governing jurisdiction and has an office located within the State of Delaware, at which it will act as trustee for the Trust. It has all requisite power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Sale Agreement and this Agreement.

         2. It has taken all action necessary to authorize the execution and delivery by it of the Purchase Agreement, the Sale Agreement and this Agreement, and the Purchase Agreement, the Sale Agreement and this Agreement have been executed and delivered by one of its officers who is duly authorized to execute and deliver the same on its behalf.

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

         3. Neither the execution nor the delivery by it of the Purchase Agreement, the Sale Agreement or this Agreement, nor the consummation by it of the transactions contemplated thereby or hereby nor compliance by it with any of the terms or provisions thereof or hereof will contravene any Federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Interim Eligible Lender Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

         4. It is and will maintain its status as an "eligible lender" (as such term is defined in Section 435(d) of the Higher Education
                  Act) for purposes of holding legal title to the Interim Trust Loans as contemplated by this Agreement, the Purchase Agreement and the Sale Agreement.

         SECTION 5.3 NOT ACTING IN INDIVIDUAL CAPACITY. Except as provided in this Article V, in accepting the trust hereby created, Chase Manhattan Bank USA, National Association acts solely as Interim Eligible Lender Trustee hereunder and not in its individual capacity.

         SECTION 5.4 INTERIM ELIGIBLE LENDER TRUSTEE NOT LIABLE FOR THE INTERIM TRUST LOANS. The Interim Eligible Lender Trustee makes no representations as to the validity or sufficiency of this Agreement, the Purchase Agreement or the Sale Agreement, or of any Interim Trust Loan or related documents. The Interim Eligible Lender Trustee shall at no time have any responsibility for or with respect to the sufficiency of the Interim Trust Loans; the validity or completeness of the assignment to the Interim Eligible Lender Trustee of legal title to any Interim Trust Loan on behalf and for the benefit of the Depositor; the performance or enforcement (except as expressly set forth in the Purchase Agreement or the Sale Agreement) of any Interim Trust Loan; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Interim Eligible Lender Trustee.

                                   ARTICLE VI

                 COMPENSATION OF INTERIM ELIGIBLE LENDER TRUSTEE

         The Interim Eligible Lender Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Interim Eligible Lender Trustee, and the Interim Eligible Lender Trustee shall be entitled to be reimbursed by the Depositor, to the extent provided in such separate agreement, for its other reasonable expenses hereunder.

                                   ARTICLE VII

                     TERMINATION OF INTERIM TRUST AGREEMENT

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         This Agreement (other than Article VI) and the trust created hereby shall terminate and be of no further force or effect upon the earlier of (i) the termination of the Trust pursuant to Section 9.1 of the Trust Agreement and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                                  ARTICLE VIII

                   SUCCESSOR INTERIM ELIGIBLE LENDER TRUSTEES

         SECTION 8.1 ELIGIBILITY REQUIREMENTS FOR INTERIM ELIGIBLE LENDER TRUSTEE. The Interim Eligible Lender Trustee shall at all times be a corporation or banking association (i) qualifying as an "eligible lender" as such term is defined in Section 435(d) of the Higher Education Act for purposes of holding legal title to the Interim Trust Loans on behalf and for the benefit of the Depositor, with a valid lender identification number with respect to the Interim Trust Loans from the Department; and (ii) being authorized to exercise corporate trust powers and hold legal title to the Interim Trust Loans. In case at any time the Interim Eligible Lender Trustee shall cease to be eligible in accordance with the provisions of this Section, the Interim Eligible Lender Trustee shall resign immediately in the manner and with the effect specified in
Section 8.2.

         SECTION 8.2 RESIGNATION OR REMOVAL OF INTERIM ELIGIBLE LENDER TRUSTEE. The Interim Eligible Lender Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Interim Eligible Lender Trustee meeting the eligibility requirements of Section 8.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Interim Eligible Lender Trustee and one copy to the successor Interim Eligible Lender Trustee. If no successor Interim Eligible Lender Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Interim Eligible Lender Trustee may petition any court of competent jurisdiction for the appointment of a successor Interim Eligible Lender Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Interim Eligible Lender Trustee from any obligations otherwise imposed on it under this Agreement, the Purchase Agreement or the Sale Agreement until such successor has in fact assumed such appointment.

         If at any time the Interim Eligible Lender Trustee shall cease to be or shall be likely to cease to be eligible in accordance with the provisions of
Section 8.1 and shall fail to resign after written request therefor by the Depositor, then the Depositor may remove the Interim Eligible Lender Trustee. If the Depositor shall remove the Interim Eligible Lender Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Interim Eligible Lender Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Interim Eligible Lender Trustee so removed and one copy to the successor Interim Eligible Lender Trustee together with payment of all fees owed to

                                       6
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the outgoing Interim Eligible Lender Trustee.

         Any resignation or removal of the Interim Eligible Lender Trustee and appointment of a successor Interim Eligible Lender Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Interim Eligible Lender Trustee pursuant to Section
8.3 and payment of all fees and expenses owed to the outgoing Interim Eligible Lender Trustee.

         SECTION 8.3 SUCCESSOR INTERIM ELIGIBLE LENDER TRUSTEE. Any successor Interim Eligible Lender Trustee appointed pursuant to Section 8.2 shall execute, acknowledge and deliver to the Depositor and to its predecessor Interim Eligible Lender Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Interim Eligible Lender Trustee shall become effective and such successor Interim Eligible Lender Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Interim Eligible Lender Trustee. The predecessor Interim Eligible Lender Trustee shall upon payment of its fees and expenses deliver to the successor Interim Eligible Lender Trustee all documents, statements, moneys and properties held by it under this Agreement and shall assign, if permissible, to the successor Interim Eligible Lender Trustee any lender identification number obtained from the Department with respect to the Interim Trust Loans; and the Depositor and the predecessor Interim Eligible Lender Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Interim Eligible Lender Trustee all such rights, powers, duties and obligations.

         No successor Interim Eligible Lender Trustee shall accept such appointment as provided in this Section unless at the time of such acceptance such successor Interim Eligible Lender Trustee shall be eligible pursuant to
Section 8.1.

         SECTION 8.4 MERGER OR CONSOLIDATION OF INTERIM ELIGIBLE LENDER TRUSTEE. Any corporation into which the Interim Eligible Lender Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Interim Eligible Lender Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Interim Eligible Lender Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Interim Eligible Lender Trustee hereunder; provided that such corporation or banking association shall be eligible pursuant to Section 8.1.

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

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1 SUPPLEMENTS AND AMENDMENTS. This Agreement may be amended by the Depositor and the Interim Eligible Lender Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or any Swap Counterparty, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or any Swap Counterparty.

         This Agreement may also be amended from time to time by the Depositor and the Interim Eligible Lender Trustee, with prior written notice to any Swap Counterparty and the Rating Agencies, with the consent of the Noteholders evidencing not less than a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Trust Student Loans or distributions or allocations that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes required to consent to any such amendment, without the consent of all the outstanding Noteholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect, in any material respect, the interest of any Swap Counterparty.

         This Agreement may also be amended from time to time by the Depositor and the Interim Lender Trustee, with prior written notice to the Rating Agencies, and, if any such amendment would adversely affect, in a material respect, the interests of any Swap Counterparty, with the consent of that Swap Counterparty.

         Promptly after the execution of any such amendment or consent, the Interim Eligible Lender Trustee shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable requirements as the Interim Eligible Lender Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, the Interim Eligible Lender Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Interim Eligible Lender Trustee may, but shall not be obligated to, enter into any such amendment which affects

                                       8
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the Interim Eligible Lender Trustee's own rights, duties or immunities under this Agreement or otherwise.

         SECTION 9.2 NOTICES. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Interim Eligible Lender Trustee shall be deemed given only upon actual receipt by the Interim Eligible Lender Trustee), if to the Interim Eligible Lender Trustee, addressed to its Corporate Trust Office; if to the Depositor, addressed to SLM Funding LLC, 11600 Sallie Mae Drive, Reston, Virginia 20193, Attention: Legal Department, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

         SECTION 9.3 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 9.4 SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 9.5 SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon and to the benefit of, the Depositor and its successors and the Interim Eligible Lender Trustee and its successors, all as herein provided.

         SECTION 9.6 HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the parties hereto have caused this Interim Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                       CHASE MANHATTAN BANK USA,
                                       NATIONAL ASSOCIATION,
                                       not in its individual capacity but solely as the Interim Eligible Lender Trustee

                                       By      /s/ JOHN J. CASHIN
                                            Name:  John J. Cashin
                                            Title: Vice President

                                       SLM FUNDING LLC,
                                       as the Depositor

                                       By      /s/ MARK L. HELEEN
                                            Name:  Mark L. Heleen
                                            Title: Vice President

                                       10